Exhibit 99.B11(a)


             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                               CONSENT OF COUNSEL
                        PBHG Insurance Series Fund, Inc.



                  We hereby consent to the use of our name and to the reference to our firm under the caption "Counsel and Independent Accountants" in the Prospectus for PBHG Insurance Series Fund, Inc. (the "Company"), which is included in Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Reg. No. 333-19497) and Amendment No. 5 under the Investment Company Act of 1940 (Reg. No. 811-08009) on Form N-1A of the Company.



                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
April 28, 1998